EXHIBIT NO. 10-8

AMENDMENT TO
NIAGARA MOHAWK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, the Niagara Mohawk Supplemental Executive Retirement Plan (the “Plan”) was amended and restated, effective as of January 1, 1999; and

WHEREAS, Section 7.1 of the Plan provides that the Board of Directors of Niagara Mohawk Holdings, Inc. may amend the Plan at any time, except in certain respects not material hereto; and

WHEREAS, the Board of Directors desires to amend the Plan in certain respects; NOW THEREFORE, the Plan is hereby amended in the following respects:

        1.     Section 4.5 is amended, effective December 14, 2000 by the addition of a sentence at the end of the first paragraph thereof to read as follows:

In the event of the termination of employment of a Participant following the closing of the merger of the Company with Grid Delaware, Inc. (“Merger Sub”) pursuant to the Agreement and Plan of Merger and Scheme of Arrangement dated as of September 4, 2000 by and among National Grid Group plc, the Company, National Grid Limited and Merger Sub by reason of (i) the termination of the Participant’s employment by the Company with or without “cause” (as such term is defined in the Participant’s employment agreement or change in control severance agreement with the Company or a subsidiary), or (ii) the Participant’s termination of his employment for “good reason” (as such term is defined in the Participant’s employment agreement or change in control severance agreement with the Company or a subsidiary), the Company shall (notwithstanding any provision to the contrary in such employment agreement or change in control severance agreement) pay the Participant as soon as practicable thereafter the actuarial present value of such Participant’s benefits (as determined by the actuary engaged by the Company with respect to the Plan) in a single sum distribution but only to the extent such single sum distribution is permitted by law.

       2.     Section 6.4 is amended, effective as of August 24, 1999, by the addition of a sentence at the end thereof to read as follows:

Notwithstanding anything contained herein to the contrary, in no event shall interest rate assumption be greater than 4.5% per year.

IN WITNESS WHEREOF, Niagara Mohawk Holdings, Inc. has caused this Amendment to be executed by its duly authorized officer this 17th day of August, 2001.

NIAGARA MOHAWK HOLDINGS, INC.

                                                                                                                                                                                                                                                               /s/ David J. Arrington                                                                                                                                                                                                                                                                                            David J. Arrington
                                                                                                                                                                                                                                                              Senior Vice President and
                                                                                                                                                                                                                                                              Chief Administrative Officer